UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020 (May 6, 2020)

EVERSOURCE ENERGY

(Exact name of registrant as specified in its charter)

Massachusetts	001-05324	04-2147929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Cadwell Drive, Springfield, Massachusetts, 01104

(Address of principal executive offices, including zip code)

(800) 286-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $5.00 par value per share	ES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On May 6, 2020, at a meeting of the Board of Trustees (the “Board”) of Eversource Energy (the “Company”), the Board elected Gregory M. Jones to serve as a Trustee, effective immediately. The Board also appointed Mr. Jones to serve on the Audit and Finance Committees.

Mr. Jones’ initial term as a Trustee will continue until Eversource Energy’s 2021 Annual Meeting of Shareholders to be held in May 2021. Mr. Jones will receive an annual cash retainer in the amount of $115,000 for service on the Board during his term of office, including participation in all Board and Committee meetings, prorated to reflect his election on May 6, 2020. Mr. Jones will also be entitled to receive a grant under the Eversource Incentive Plan (the “Plan”) on June 6, 2020, equal to that number of Restricted Stock Units (“RSUs”) resulting from dividing $160,000 by the average closing price of Eversource Energy common shares as reported on the New York Stock Exchange for the 10 trading days immediately preceding the date of grant, rounded to the nearest whole RSU, and prorated to reflect his election on May 6, 2020.

Mr. Jones, age 62, currently serves as Vice President, Strategy and Planning of Hartford Healthcare. He also serves as Chairman of the Board of The Legacy Foundation of Hartford, Inc.

There is no arrangement or understanding between Mr. Jones and any other person pursuant to which he was elected as Trustee. Mr. Jones does not have any transactions with related persons in which Eversource Energy is a participant that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of Eversource Energy’s news release announcing Mr. Jones’ election is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Also at its meeting on May 6, the Board appointed William C. Van Faasen to serve as Lead Trustee and Cotton Cleveland to serve as Chair of the Corporate Governance Committee. Both of these appointments by the Board were made to replace Sanford Cloud, Jr. as Lead Trustee and Chair of the Corporate Governance Committee. Mr. Cloud retired from the Board on May 6, 2020.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)       On May 6, 2020, the Company held its 2020 Annual Meeting.

(b)       Shareholders voted on the proposals set forth below. For more information on the following proposals, see the Company’s Proxy Statement dated March 26, 2020. On March 11, 2020, the record date for the Annual Meeting, there were 330,332,184 common shares outstanding and entitled to vote. At the Annual Meeting, 292,429,838 common shares were represented, in person or by proxy, constituting a quorum.

(1)       Election of Trustees. The shareholders elected each of the 10 nominees to the Board of Trustees for a one-year term by a majority of the outstanding common shares:

Trustee	For	Against	Abstained	Broker Non-Votes
Cotton M. Cleveland	252,240,720	7,543,555	1,187,313	31,458,249
James S. DiStasio	256,174,991	3,730,593	1,066,003	31,458,249
Francis A. Doyle	255,831,291	3,833,587	1,306,709	31,458,249
Linda Dorcena Forry	256,161,140	3,759,253	1,051,195	31,458,249
James J. Judge	236,762,159	20,905,180	3,304,249	31,458,249
John Y. Kim	256,145,999	3,397,401	1,428,188	31,458,249
Kenneth R. Leibler	254,431,313	5,342,961	1,197,314	31,458,249
David H. Long	255,177,357	4,617,209	1,177,022	31,458,249
William C. Van Faasen	254,421,789	5,440,376	1,109,423	31,458,249
Frederica M. Williams	258,439,155	1,458,903	1,073,530	31,458,249

(2)       The shareholders approved, on an advisory basis, the compensation of the Company’s 2019 Named Executive Officers:

For	Against	Abstained	Broker Non-Votes
230,233,396	27,592,830	3,145,361	31,458,249

(3)       The shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020:

For	Against	Abstained	Broker Non-Votes
286,698,904	4,551,684	1,179,249	0

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
99.1	News Release announcing the election of Mr. Jones as a Trustee, issued by Eversource Energy, dated May 11, 2020.
104	Cover Page lnteractive Data File (embedded within the Inline XBRL document).

[The remainder of this page left blank intentionally.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERSOURCE ENERGY (Registrant)

May 11, 2020	By:	/s/ GREGORY B. BUTLER
Gregory B. Butler
Executive Vice President and General Counsel

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